EIGHTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS EIGHTH AMENDMENT, effective as of April 18, 2016 to the Custody Agreement, dated as of April 1, 2006, as amended December 1, 2008, February 10, 2012, December 1, 2012, March 7, 2014, May 16, 2014, February 2, 2015 and March 27, 2015 (the “Agreement”), is entered into by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANK N. A., a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the listing of the Funds of the Agreement; and

WHEREAS, Article 14.2 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

The current Amended Exhibit C of the Agreement is hereby superseded and replaced with the attached Amended Exhibit C of the Agreement.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS		U.S. BANK N.A.

By:	/s/ Melodie Zakaluk	By:	/s/ Michael R. McVoy

Printed Name: Melodie Zakaluk		Printed Name: Michael R. McVoy

Title: CEO		Title: Senior Vice President

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Amended Exhibit C

to the Custody Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added

Rainier Large Cap Equity Fund	05-10-1994
Rainier Large Cap Equity Fund I	05-02-2002
MN Rainier Intermediate Fixed Income Fund	05-02-2002
MN Rainier Intermediate Fixed Income Fund I	02-02-2015
Rainier Small/Mid Cap Equity Fund	05-10-1994
Rainier Small/Mid Cap Equity Fund I	05-02-2002
Rainier Mid Cap Equity Fund	12-07-2005
Rainier Mid Cap Equity Fund I	12-07-2005
Rainier International Discovery Fund	03-28-2012
Rainier International Discovery Fund, A	11-28-2012
Rainier Large Cap Growth Equity Fund I	03-11-2014

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